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                                                            EXHIBITS 5.1 and 8.1

                      [Letterhead of Mayer, Brown & Platt]


                                  July 5, 2001




WFN Credit Company, LLC
800 Techcenter Drive
Gahanna, OH 43230-5318

Re:      World Financial Network Credit Card Master Note Trust

         We have acted as special counsel for WFN Credit Company, LLC, a Delaware limited liability company ("WFN LLC"), in connection with the filing by WFN LLC, as co-registrant, and on behalf of World Financial Network Credit Card Master Trust ("WFNMT"), as co-registrant, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3, Registration No. 333-60418 as amended (the "Registration Statement"), and the related base prospectus, dated as of the date hereof (the "Base Prospectus") and the forms of prospectus supplements (together with the Base Prospectus, the "Prospectus"), filed by WFN LLC and WFNMT under the Act, registering asset-backed notes secured by receivables in a portfolio of private label credit card accounts and related assets (the "Notes"). The Notes of a particular Series will be issued pursuant to a Master Indenture between World Financial Network Credit Card Master Note Trust (the "Trust") and an indenture trustee (the "Indenture Trustee"), substantially in the form filed as
Exhibit 4.1 to the Registration Statement and a related Indenture Supplement (the "Indenture Supplement") between the Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.2 to the Registration Statement. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the form of Master Indenture.

         We have examined executed copies of the Registration Statement and forms of the Master Indenture, Indenture Supplement, and Transfer and Servicing Agreement attached thereto, and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the "Transaction Documents").

         We have assumed for the purposes of the opinions set forth below that the Notes will be issued in Series created as described in the Registration Statement and that the Notes will, at your direction, be sold by the Trust for reasonably equivalent consideration. We have also assumed that the Transaction Documents and the Notes will be duly authorized by all necessary corporate action and that the Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Transaction Documents. In expressing our opinion, we have assumed, without independent verification, that the facts presented in the Transaction Documents are correct, the Transaction Documents have been or will be consummated according to their terms, and the factual representations of WFN LLC and its affiliates are correct. In addition, we have assumed that the parties to each Transaction Document will satisfy their



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MAYER, BROWN & PLATT

WFN Credit Company, LLC
May __, 2001
Page 2


respective obligations thereunder. We express no opinion with respect to any series of Notes for which we do not act as counsel to you.

         The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption "Federal Income Tax Consequences" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

         On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

         1. When each of the Transaction Documents for a series of Notes has been duly and validly authorized, executed and delivered by each and every party thereto substantially in the form filed as an exhibit to the Registration Statement and the Notes of that Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Notes will be legally and validly issued and binding obligations of the issuer.

         2. While the Tax Description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, we hereby adopt and confirm the opinions set forth in the Prospectus under the heading "Federal Income Tax Consequences", which discusses the federal income tax consequences of the purchase, ownership and disposition of the Notes. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions. We note, however, that the forms of prospectus supplement filed with the Registration Statement does not relate to a specific transaction. Accordingly, the above referenced description of the federal income tax consequences may, under certain circumstances, require modification when an actual transaction is undertaken.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Federal Income Tax Consequences" in the Prospectus, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.



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MAYER, BROWN & PLATT

WFN Credit Company, LLC
May __, 2001
Page 3


         Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by the discretion of the court before which any proceeding therefore may be brought.

         We are members of the Bar of the State of Illinois, and we do not express any opinion herein concerning any law other than the law of the State of Illinois, the General Corporation Law of Delaware and the Federal law of the United States.


                                       /s/ Mayer, Brown & Platt


                                       MAYER, BROWN & PLATT

WAL/TAP/LMT